PRINCIPAL® PIVOT SERIES VARIABLE ANNUITY

SUMMARY PROSPECTUS FOR NEW INVESTORS

Summary Prospectus dated May 1, 2024
This Summary Prospectus for New Investors (“Summary Prospectus”) describes Principal® Pivot Series Variable Annuity, an individual, flexible premium, deferred variable annuity (the “Contract”), issued by Principal Life Insurance Company (“the Company”, “we”, “our” or “us”).
This Summary Prospectus summarizes key features of the Contract. Before you invest, you should also review the prospectus for the Contract (the “Expanded Prospectus”), which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the Contract online at www.principal.com/PivotSeriesReport. You can also obtain this information at no cost by calling 1-800-852-4450 or by sending an email request to annuityinternet@principal.com.
You may cancel your Contract within 15 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract accumulated value. You should review this Summary Prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply.
Additional general information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s (“SEC”) staff and is available at Investor.gov.

KEY INFORMATION TABLE
IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

	FEES AND EXPENSES	LOCATION IN EXPANDED PROSPECTUS
Charges for Early Withdrawals For applications signed on or after April 6, 2017 For applications signed before April 6, 2017

If you withdraw money from your Contract within five years following your last premium payment, you will be assessed a surrender charge. The maximum surrender charge is 6% of the amount withdrawn during the first three contract years, declining down to 0% over the 5-year time period. For example, if you make an early withdrawal within the first three contract years, you could pay a surrender charge of up to $6,000 on a $100,000 investment.

	If you withdraw money from your Contract within seven years following your last premium payment, you will be assessed a surrender charge. The maximum surrender charge is 6% of the amount withdrawn during the first three contract years, declining down to 0% over the 7-year time period. For example, if you make an early withdrawal within the first three contract years, you could pay a surrender charge of up to $6,000 on a $100,000 investment.	7. CHARGES – Deferred Sales Load (“Surrender Charge”)
Transaction Charges	In addition to surrender charges, you may also be charged for other transactions, such as when you exceed more than 12 unscheduled partial surrenders in a contract year or you make more than one unscheduled transfer in a contract year.	7. CHARGES – Transaction Fees

Ongoing Fees and Expenses (annual charges)
The following part of the table describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your data page for information about the specific fees you will pay each year based on the options you have selected.
	ANNUAL FEE	MINIMUM	MAXIMUM	LOCATION IN EXPANDED PROSPECTUS
	1. Base contract [1] For applications signed on or after May 1, 2018	0.75%	0.75%	7. CHARGES – Base Contract Annual Expenses
	2. Investment options (underlying mutual fund fees and expenses)[2]	0.46%	4.52%	APPENDIX A in this Summary Prospectus - INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT
	3. Optional death benefit available for an additional charge[3]	0.35%	0.45%	7. CHARGES

[1]
This fee reflects the Mortality and Expense Risks Charge and Administration Charge. We assess each division with a daily charge. The annual rate of the charge is the percentage of the average daily net assets of the Separate Account divisions.

[2]	As a percentage of the average net underlying mutual fund assets.

[3]	Quarterly charge as a percentage of the average quarterly accumulated value.

Lowest and Highest Annual Cost Table

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, this table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

LOWEST ANNUAL COST $1,095	HIGHEST ANNUAL COST $4,374
Assumes:	Assumes:

●  Investment of $100,000

●  5% annual appreciation

●  Least expensive combination of Base Contract charge and underlying mutual fund fees and expenses

●  No optional benefits

●  No sales charges

●  No additional premium payments, transfers or withdrawals

●  Investment of $100,000

●  5% annual appreciation

●  Most expensive combination of Base Contract charge, optional benefits, and underlying mutual fund fees and expenses

●  No sales charges

●  No additional premium payments, transfers or withdrawals

	RISKS	LOCATION IN EXPANDED PROSPECTUS
Risk of Loss	You can lose money by investing in this Contract.	5. PRINCIPAL RISKS OF INVESTING IN THE CONTRACT – Poor Investment Performance
Not a Short-Term Investment
This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.

Surrender charges apply for up to five years following your last premium payment (for applications signed on or after April 6, 2017; seven years if signed earlier). These charges will reduce the value of your Contract if you withdraw money during that time.
5. PRINCIPAL RISKS OF INVESTING IN THE CONTRACT – Liquidity Risk
Risks Associated with Investment Options
•  An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract.

•  Each investment option has its own unique risks.

•  You should review the prospectuses for the available underlying mutual funds before making an investment decision.
5. PRINCIPAL RISKS OF INVESTING IN THE CONTRACT
Insurance Company Risks
An investment in the Contract is subject to the risks related to the Company. Any obligations, guarantees, or benefits are subject to the claims-paying ability of the Company. More information about the Company, including its financial strength ratings, is available upon request by calling 1-800-852-4450.
5. PRINCIPAL RISKS OF INVESTING IN THE CONTRACT – Insurance Company Risks

	RESTRICTIONS	LOCATION IN EXPANDED PROSPECTUS
Investments
•Limitations on Transfers – We reserve the right to charge you for each unscheduled transfer after the first unscheduled transfer in a contract year. We also reserve the right to limit transfers in circumstances where frequent transfers have been made.

•Removal or Substitution of Underlying Mutual Funds - We reserve the right to remove, close or substitute the underlying mutual funds that are available as investment options under the Contract.
8. GENERAL DESCRIPTION OF THE CONTRACT – Frequent Transfers among Divisions 8. GENERAL DESCRIPTION OF THE CONTRACT – Contract or Registrant Changes
Optional Benefits

For applications signed on or after April 6, 2017, the following optional riders were available:

For applications signed before April 6, 2017, the following optional riders were available:
	Return of Premium Death Benefit; and Annual Step-Up Death Benefit Liquidity Max (“No Surrender Charge Rider;”) Return of Premium Death Benefit; and Annual Step-Up Death Benefit	10. BENEFITS AVAILABLE UNDER THE CONTRACT - Optional Death Benefit Riders 10. BENEFITS AVAILABLE UNDER THE CONTRACT - Liquidity Max

	TAXES	LOCATION IN EXPANDED PROSPECTUS
Tax Implications
•  You should consult with a tax professional to determine the tax implications of an investment in, withdrawals from and surrenders of this Contract.

•  If you purchase the Contract through a tax-qualified plan or individual retirement account (IRA), such plan or IRA already provides tax deferral under the Code and there are fees and charges in an annuity that may not be included in such other investments. The tax deferral of the annuity does not provide any additional tax benefits for such a plan or IRA.

•  Premiums that are made on a pre-tax basis and earnings on your Contract are taxed at ordinary income tax rates when you withdraw them. You also may have to pay a 10% penalty tax if you take a withdrawal before age 59 1/2.
13. TAXES
	CONFLICTS OF INTEREST	LOCATION IN EXPANDED PROSPECTUS
Financial Professional Compensation
Your financial professional may receive compensation in the form of commissions for selling this Contract to you. Your financial professional may have a financial incentive to offer or recommend this Contract over another investment.
16. ADDITIONAL INFORMATION ABOUT THE CONTRACT – Payments to Financial Intermediaries

OVERVIEW OF THE CONTRACT
Purpose of Contract
The purpose of this Contract is to help you accumulate assets through allocation to underlying mutual fund investments and assist you with your long-term retirement planning or other long-term financial needs. Through payments under the Flexible Pension Builder Rider (if applicable) or payments under the annuitization feature, the Contract can supplement your retirement income by providing a stream of periodic payments. The Contract also offers death benefits (including a choice from two optional enhanced death benefits) to protect your designated beneficiaries.
This Contract may be appropriate for you if you have a long term investment horizon, want possible tax-deferred growth, want a death benefit, or want to protect against the risk of you or your spouse outliving your income.
Phases of Contract
Your Contract has two periods - an accumulation period and an annuitization period.
Accumulation Period
To help you accumulate assets during the accumulation period, you can allocate your premium payments to a selection of investment options. Each investment option invests in an underlying mutual fund, each of which has its own investment strategies, investment adviser(s), expense ratios, and returns.

Additional information about the underlying mutual funds in which the divisions invest is provided in APPENDIX A: INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT.
For those owners with the Flexible Pension Builder rider, the owner may move all or a portion of his or her accumulated value to a deferred income payment option during the accumulation phase. Making such a deferred income transfer results in amounts in your Contract being moved from the divisions to the General Account. See 10. BENEFITS UNDER THE CONTRACT - Flexible Pension Builder Rider in the Expanded Prospectus.

Annuitization Period
Any time after the first contract year, you can elect to annuitize your Contract and convert your accumulated value into a fixed stream of income payments. You also have the right to partially annuitize a portion of your accumulated value any time after the first contract year. You may select when you want the payments to begin.
We offer fixed annuity benefit payments only. No surrender charge is imposed on any portion of your accumulated value that has been annuitized. All benefits under this Contract (except any rights under the Flexible Pension Builder rider, if applicable) terminate when you annuitize your entire accumulated value.
See 9. ANNUITY PERIOD in the Expanded Prospectus.
Contract Features

This Contract is designed to accumulate value and to provide retirement income that you cannot outlive or that continues for a specified period of time. The Contract’s primary features include: a death benefit (without surrender charges), including two optional death benefits from which you can choose one for an extra charge; the ability to annuitize the Contract, which provides a fixed stream of income payments; and a Flexible Pension Builder rider (automatically included with Contract for people of certain ages).
Death Benefit
The standard death benefit is the accumulated value. Information about optional death benefits can be found below in Optional Benefits and Loans.
If you are purchasing the Pivot Series Variable Annuity as an Individual Retirement Annuity (IRA), as defined in Internal Revenue Code Sections 408(b)(k)(p) and 408A, election of the Return of Premium Death Benefit or the Annual Step-Up Death Benefit may be required by certain broker dealers.
See 10. BENEFITS AVAILABLE UNDER THE CONTRACT in the Expanded Prospectus.
Flexible Pension Builder Rider (f/k/a Deferred Income Rider)
The Flexible Pension Builder Rider can provide you with a stream of income payments that will start at a date in the future that you select. Before making deferred income transfers, you should consider your liquidity needs because deferred income transfers cannot be surrendered after the 10 day cancellation period; those amounts are accessible only through the future stream of fixed income payments created by deferred income transfers.
The Flexible Pension Builder Rider is automatically issued at no additional cost when:
•    the owner and annuitant are the same (except for a non-natural owner);
•    the Contract does not have joint owners and/or joint annuitants; and
•    for qualified contracts, the issue age is less than 67.
See 10. BENEFITS AVAILABLE UNDER THE CONTRACT in the Expanded Prospectus.
Tax Treatment
Your premium payments accumulate on a tax-deferred basis. Your earnings are not taxed until money is taken out of the Contract, such as when: you make a withdrawal; you receive an income payment; or a death benefit is paid.
Waiver of Surrender Charge Rider
This rider is automatically added to the Contract at issue (subject to state approval and state variations may apply). There is no additional charge for this benefit.
This rider waives the surrender charge on surrenders made after the first Contract anniversary if the owner or annuitant has a critical need. A critical need is limited to confinement to a health care facility, terminal illness diagnosis, or total and permanent disability.
The benefits are available for a critical need if the following conditions are met:
•the owner or annuitant has a critical need; and
•the critical need did not exist before the contract date.

For the purposes of this rider, the following definitions apply:
•health care facility - a licensed hospital or inpatient nursing facility providing daily medical treatment and keeping daily medical records for each patient (not primarily providing just residency or retirement care). This does not include a facility owned or operated by the owner, annuitant or a member of their immediate family. If the critical need is confinement to a health care facility, the confinement must continue for at least 60 consecutive days after the contract date and the surrender must occur within 90 days of the confinement’s end. Notice must be provided within 90 days after confinement ends.
•terminal illness - sickness or injury that results in the owner’s or annuitant’s life expectancy being 12 months or less from the date notice to receive a distribution from the Contract is received by the Company.
•total and permanent disability - the owner or annuitant is unable to engage in any occupation for pay or profit due to sickness or injury.
Optional Benefits and Loans
This Contract does not provide for loans.
At the time the application is signed, you may select one of the following optional death benefit riders if the oldest owner is younger than age 80 (for applications signed before April 1, 2017, the age is 71):
1. Return of Premium Death Benefit Rider - the death benefit under this rider is the greater of:
(a) the standard death benefit; or
(b) the total of premium payments.
2. Annual Step-Up Death Benefit Rider - the death benefit under this rider is the greatest of:
(a) the standard death benefit; or
(b) the total of premium payments; or
(c) the highest accumulated value on any Contract anniversary prior to the lock-in date (for more information on the lock-in date, see 10. BENEFITS AVAILABLE UNDER THE CONTRACT – Death Benefit in the Expanded Prospectus).
These death benefit amounts will be adjusted for premium payments, partial surrenders, partial annuitizations, and deferred income transfers.
If you are purchasing the Pivot Series Variable Annuity as an Individual Retirement Annuity (IRA), as defined in Internal Revenue Code Sections 408(b)(k)(p) and 408A, election of the Return of Premium Death Benefit or the Annual Step-Up Death Benefit may be required by certain broker dealers.

BENEFITS AVAILABLE UNDER THE CONTRACT
The following tables summarize information about the benefits available under the Contract.

Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Current Fee	Brief Description of Restrictions/ Limitations
Flexible Pension Builder Rider (f/k/a Deferred Income Rider)	Allows owner to make deferred income transfers during accumulation phase to purchase future deferred income payments.	Standard when: • Owner and annuitant are same; and • Contract doesn’t have joint owners or joint annuitants; and • For qualified contract, issue age is less than 67.	No Additional Fee	No Additional Fee	•Can’t make deferred income transfers until after second Contract anniversary. •Minimum initial deferred transfer: $5,000. •Minimum subsequent deferred transfer(s): $1,000.
Standard Death Benefit	Beneficiaries receive this death benefit upon death of owner if an optional death benefit was not purchased.	Standard	No Additional Fee	No Additional Fee	Withdrawals could significantly reduce the benefit.
Return of Premium Death Benefit For applications signed on or after April 6, 2017 For applications signed before April 6, 2017	Potential for larger death benefit than the standard death benefit	Optional	0.50% (of the average quarterly accumulated value) 0.35% (of the average quarterly accumulated value)	0.35% (of the average quarterly accumulated value) 0.20% (of the average quarterly accumulated value)	Certain age limitations apply. Certain age limitations apply.

Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Current Fee	Brief Description of Restrictions/ Limitations
Annual Step-Up Death Benefit For applications signed on or after April 6, 2017 For applications signed before April 6, 2017	Potential for larger death benefit than the standard death benefit	Optional	0.60% (of the average quarterly accumulated value) 0.50% (of the average quarterly accumulated value)	0.45% (of the average quarterly accumulated value) 0.35% (of the average quarterly accumulated value)	Certain age limitations apply. Certain age limitations apply.
Automatic Portfolio Rebalancing	Allows you to maintain a specific percentage of your Separate Account division value in specified divisions over time.	Standard	No Additional Fee	No Additional Fee	Can be elected quarterly, semi-annually or annually.
Dollar Cost Averaging	Allows for automatic scheduled transfers (at your direction) of specific amounts from any underlying mutual fund to any combination of underlying mutual funds at regular intervals.	Standard	No Additional Fee	No Additional Fee	•Transfer date cannot be on the 29th, 30th or 31st. •Transfers must be monthly, quarterly, semi-annually or annually. •You must provide us notice when you want to stop the scheduled transfers.
Waiver of Surrender Charge Rider	Waives surrender charges in the event of a critical need.	Standard	No Additional Fee	No Additional Fee	Following conditions must be met: •Owner or Annuitant has critical need. •Critical need did not exist before contract date.

BUYING THE CONTRACT
How to Buy a Contract
If you want to buy a Contract, you must submit an application and make an initial premium payment. If you are buying the Contract to fund a SIMPLE-IRA or SEP, an initial premium payment is not required at the time you send in the application. If the application is complete and the Contract applied for is suitable and meets all other regulatory requirements, the Contract is issued. If the completed application is received in good order, the initial premium payment is credited within two valuation days after the later of receipt of the application or receipt of the initial premium payment at our home office. If the initial premium payment is not credited within five valuation days, it is refunded unless we have received your permission to retain the premium payment until we receive the information necessary to issue the Contract.
The date the Contract is issued is the contract date. The contract date is the date used to determine contract years, regardless of when the Contract is delivered.
Premium Payments
•The initial premium payment must be at least $5,000 for non-qualified contracts.
•The initial premium payment must be at least $2,000 for all other contracts.
•If you are making premium payments through a payroll deduction plan or through a bank (or similar financial institution) account under an automated investment program, your initial and subsequent premium payments must be at least $100.
•All premium payments are subject to a surrender charge period that begins in the contract year each premium payment is received.
•Subsequent premium payments must be at least $500 and can be made until the annuitization date.
•Premium payments are to be made by personal or financial institution check (for example, a cashier’s check). We reserve the right to refuse any premium payment that we feel presents a fraud or money laundering risk. Examples of the types of premium payments we will not accept are cash, money orders, starter checks, travelers’ checks, credit card checks, and foreign checks.
•If you are a member of a retirement plan covering three or more persons, the initial and subsequent premium payments for the Contract must average at least $100 and cannot be less than $50.
•The total sum of all premium payments for a Contract may not be greater than $2,000,000 (maximum premium limit) without our prior approval. For further information, please call 1-800-852-4450.
•The Company reserves the right to increase the minimum amount for each premium payment with thirty days advance notice.
•We reserve the right to treat all of your and/or your spouse’s Principal Life Insurance Company deferred variable annuity contracts, with a guaranteed minimum withdrawal benefit rider attached, as one contract for purposes of determining whether you have exceeded the maximum premium limit (without home office approval).
•Additional premium restrictions may apply to Contracts with a guaranteed minimum withdrawal benefit rider in force. See 10. BENEFITS AVAILABLE UNDER THE CONTRACT in the Expanded Prospectus.
•Premium payments are credited on the basis of the unit value next determined after we receive a premium payment.

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT
Surrenders and Withdrawals (“surrenders”)
You may surrender your Contract by providing us notice. Surrender requests may be sent to us at the following address (or by contacting us as set forth in 16. ADDITIONAL INFORMATION ABOUT THE CONTRACT – Telephone and Internet Services in the Expanded Prospectus):
Principal Life Insurance Company
PO Box 9382
Des Moines, Iowa 50306-9382
Surrenders result in the redemption of units and your receipt of the value of the redeemed units minus any applicable surrender charge and fees. Surrender values are calculated using the price next determined after we receive your request. Surrenders from the Separate Account are generally paid within seven days of the effective date of the request for surrender (or earlier if required by law). However, certain delays in payment are permitted ((see 16. ADDITIONAL INFORMATION ABOUT THE CONTRACT – Delay of Payments in the Expanded Prospectus. Surrenders before age 59½ may involve an income tax penalty (see 13. TAXES in the Expanded Prospectus). Surrenders may be subject to a surrender charge (see 7. CHARGES in the Expanded Prospectus)).

ADDITIONAL INFORMATION ABOUT FEES
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your data page for information about the specific fees you will pay each year based on the options you have elected.
Transaction Expenses

Contract owner transaction expenses(1)
	Maximum	Current
Deferred Sales Load (or Surrender Charge) - as a percentage of amount surrendered(2)	6%	6%
Transaction Fees
• for each unscheduled partial surrender	the lesser of $25 or 2% of each unscheduled partial surrender after the 12th unscheduled partial surrender in a contract year	$0
• for each unscheduled transfer(3)	the lesser of $25 or 2% of each unscheduled transfer after the first unscheduled transfer in a contract year	$0
State Premium Taxes (vary by state)(4)	3.50% of premium payments made	0%
(1) For additional information about the fees and expenses described in the table, see 7. CHARGES in the Expanded Prospectus.
(2) Surrender charge (as a percentage of amounts surrendered):
For applications signed on or after April 6, 2017

Table of surrender charges
Number of completed contract years since each premium payment was made	Surrender charge applied to all premium payments received in that contract year
0 (year of premium payment)	6%
1	6%
2	6%
3	5%
4	4%
5 and later	0%
For applications signed before April 6, 2017

Table of surrender charges
Number of completed contract years since each premium payment was made	Surrender charge applied to all premium payments received in that contract year
0 (year of premium payment)	6%
1	6%
2	6%
3	5%
4	4%
5	3%
6	2%
7 and later	0%
(3) Note that in addition to the fees shown, the Separate Account and/or sponsors of the underlying mutual funds may adopt requirements pursuant to rules and/or regulations adopted by federal and/or state regulators which require us to collect additional transaction fees and/or impose restrictions on transfers.
(4) We do not currently assess premium taxes for any Contract issued but reserve the right in the future to assess up to 3.50% of premium payments made for Contract owners in those states where a premium tax is assessed.

Annual Contract Expenses
The next table describes the fees and expenses you will pay each year during the time you own the Contract (not including underlying mutual fund fees and expenses).
If you choose to purchase an optional benefit, you will pay additional charges, as shown below.

Annual Contract Expenses
	Maximum Annual Charge	Current Annual Charge
Administrative Expenses (waived for Contracts with accumulated value of $30,000 or more)	The lesser of $30 or 2.00% of the accumulated value	The lesser of $30 or 2.00% of the accumulated value
Base Contract Expenses (as a percentage of average daily Separate Account value)

For applications signed on or after May 1, 2018

For applications signed on or after April 6, 2017 and before May 1, 2018

For applications signed before April 6, 2017
	0.75% 1.45% 1.45%	0.75% 1.00% 1.15%
Optional Benefit Expenses(1) (as a percentage of the average quarterly accumulated value)

Return of Premium Death Benefit Rider

For applications signed on or after April 6, 2017

For applications signed before April 6, 2017
	0.50% 0.35%	0.35% 0.20%
Annual Step-up Death Benefit Rider For applications signed on or after April 6, 2017 For applications signed before April 6, 2017	0.60% 0.50%	0.45% 0.35%
Liquidity Max (not available for purchase after April 6, 2017)	0.55%	0.25%
(1) For applications signed before April 6, 2017, there also was an optional benefit called Liquidity Max. The maximum annual charge for the benefit was 0.55% of the average daily Separate Account value. For those contract owners with that benefit, their current annual charge for the benefit is 0.25% of the average daily Separate Account value.

Annual Underlying Mutual Fund Expenses
The next table shows the minimum and maximum total operating expenses charged by the underlying mutual funds that you may pay periodically during the time that you own the Contract (before any fee waiver or expense reimbursement). A complete list of the underlying mutual funds available under the Contract, including their annual expenses, may be found in APPENDIX A - INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT.

Minimum and Maximum Annual Underlying Mutual Fund Operating Expenses as of December 31, 2023
	Minimum	Maximum
Total annual underlying mutual fund operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees and other expenses)	0.46%	4.52%
Example

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses, and annual mutual fund expenses.

The Example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the most expensive combination of annual mutual fund expenses and optional benefits available for an additional charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your Contract at the end of the applicable time period:	1 year $11,750	3 years $24,154	5 years $34,523	10 years $60,087
If you annuitize at the end of the applicable time period:	1 year $6,444	3 years $19,031	5 years $31,227	10 years $60,087
If you do not surrender your Contract:	1 year $6,444	3 years $19,031	5 years $31,227	10 years $60,087

The name of the Contract is Principal® Pivot Series Variable Annuity. The SEC registration numbers for the Contract are 333-197214 and 811-02091.

APPENDIX A

INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT

The following is a list of investment options available under the Contract. To obtain underlying mutual fund statutory and summary prospectuses, you can visit www.principal.com/PivotSeriesReport, call 1-800-852-4450, or send a request to annuityinternet@principal.com.
The expense and performance information below reflects fees and expenses of the underlying mutual funds, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each underlying mutual fund’s past performance is not necessarily an indication of future performance.

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Asset Allocation	American Funds Insurance Series – Asset Allocation Fund (1) – Class 4 Shares Capital Research and Management Company	0.80%	14.02%	8.92%	6.98%
Asset Allocation	American Funds Insurance Series - Managed Risk Asset Allocation Fund (1)(2)(3) – Class P2 Shares Capital Research and Management Company through a sub-advisory agreement with Milliman Financial Risk Management LLC	0.90%	10.23%	5.91%	4.74%
Asset Allocation	American Funds Insurance Series - Managed Risk Growth Fund (1)(2)(3) – Class P2 Shares Capital Research and Management Company through a sub-advisory agreement with Milliman Financial Risk Management LLC	0.94%	23.50%	10.98%	8.30%
Asset Allocation	BlackRock 60/40 Target Allocation ETF V.I. Fund (1)(2)(3) – Class III BlackRock Advisors LLC	0.56%	15.32%	8.69%	5.64%
Asset Allocation	BlackRock Global Allocation V.I. Fund (1)(2) – Class III BlackRock Advisors, LLC sub-advisers are BlackRock (Singapore) Limited and BlackRock International Limited	1.02%	12.49%	7.39%	4.63%

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Asset Allocation	Fidelity VIP Freedom 2020 Portfolio (1)(3) – Service Class 2 Fidelity Management & Research Co., LLC	0.72%	12.22%	7.22%	5.48%
Asset Allocation	Fidelity VIP Freedom 2030 Portfolio (1)(3) – Service Class 2 Fidelity Management & Research Co., LLC	0.77%	14.46%	9.02%	6.59%
Asset Allocation	Fidelity VIP Freedom 2040 Portfolio (1)(3) – Service Class 2 Fidelity Management & Research Co., LLC	0.86%	18.61%	11.65%	7.87%
Asset Allocation	Fidelity VIP Freedom 2050 Portfolio (1)(3) – Service Class 2 Fidelity Management & Research Co., LLC	0.87%	19.19%	11.74%	7.91%
Asset Allocation	Franklin Templeton VIP Trust - Franklin Income VIP Fund (1)(2) – Class 4 Franklin Advisers, Inc.	0.81%	8.55%	6.88%	4.90%
Asset Allocation	Invesco V.I. Balanced-Risk Allocation Fund (1)(2)(3) – Series II Invesco Advisors, Inc.	1.13%	6.40%	4.66%	3.79%
Asset Allocation	Janus Henderson Series Balanced Portfolio (1) – Service Shares Janus Henderson Investors US LLC	0.87%	15.13%	9.37%	7.73%
Asset Allocation	PIMCO VIT All Asset Portfolio (1)(2)(3) – Advisor Class PIMCO/Research Affiliates through a sub-advisory agreement with Pacific Investment Management Company LLC (PIMCO)	2.29%	8.02%	5.90%	3.93%
Asset Allocation	Principal VCF Diversified Balanced Strategic Allocation Account (1)(3)(7) – Class 2 Principal Global Investors, LLC	0.55%	13.09%	6.92%	5.49%
Asset Allocation	Principal VCF Diversified Growth Strategic Allocation Account (1)(3)(8) – Class 2 Principal Global Investors, LLC	0.58%	15.60%	8.68%	6.62%
Asset Allocation	Principal VCF Principal LifeTime 2020 Account (3) – Class 1 (closed to new investors with an application signature date of 6/8/19 and later) Principal Global Investors, LLC	0.55%	12.26%	6.95%	5.34%

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Asset Allocation	Principal VCF Principal LifeTime 2030 Account (3) – Class 1 (closed to new investors with an application signature date of 6/8/19 and later) Principal Global Investors, LLC	0.58%	15.09%	8.64%	6.33%
Asset Allocation	Principal VCF Principal LifeTime 2040 Account (3) – Class 1 (closed to new investors with an application signature date of 6/8/19 and later) Principal Global Investors, LLC	0.64%	18.27%	10.10%	7.16%
Asset Allocation	Principal VCF Principal LifeTime 2050 Account (3) – Class 1 (closed to new investors with an application signature date of 6/8/19 and later) Principal Global Investors, LLC	0.69%	20.38%	11.02%	7.68%
Asset Allocation	Principal VCF Strategic Asset Management (“SAM”) Portfolios – Balanced Portfolio (1)(3) – Class 2 Principal Global Investors, LLC	0.98%	15.65%	7.84%	5.96%
Asset Allocation	Principal VCF Strategic Asset Management (“SAM”) Portfolios – Conservative Balanced Portfolio (1)(3) – Class 2 Principal Global Investors, LLC	0.95%	11.80%	5.70%	4.62%
Asset Allocation	Principal VCF Strategic Asset Management (“SAM”) Portfolios – Conservative Growth Portfolio (1)(3) – Class 2 Principal Global Investors, LLC	1.02%	19.05%	9.83%	7.22%
Asset Allocation	Principal VCF Strategic Asset Management (“SAM”) Portfolios – Flexible Income Portfolio (1)(3) – Class 2 Principal Global Investors, LLC	0.90%	9.21%	4.05%	3.67%
Asset Allocation	Principal VCF Strategic Asset Management (“SAM”) Portfolios – Strategic Growth Portfolio (1)(3) – Class 2 Principal Global Investors, LLC	1.05%	21.58%	11.50%	7.99%

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Asset Allocation	TOPS® Aggressive Growth ETF Portfolio (1)(3) – Investor Class Shares Milliman Financial Risk Management, LLC through a sub-advisory agreement with ValMark Advisers, Inc.	0.79%	17.10%	10.27%
Asset Allocation	TOPS® Balanced ETF Portfolio (1)(3) – Investor Class Shares Milliman Financial Risk Management, LLC through a sub-advisory agreement with ValMark Advisers, Inc.	0.80%	11.17%	6.15%
Asset Allocation	TOPS® Conservative ETF Portfolio (1)(3) – Investor Class Shares Milliman Financial Risk Management, LLC through a sub-advisory agreement with ValMark Advisers, Inc.	0.81%	8.96%	4.57%
Asset Allocation	TOPS® Growth ETF Portfolio (1)(3) – Investor Class Shares Milliman Financial Risk Management, LLC through a sub-advisory agreement with ValMark Advisers, Inc.	0.79%	15.81%	9.20%
Asset Allocation	TOPS® Moderate Growth ETF Portfolio (1)(3) – Investor Class Shares Milliman Financial Risk Management, LLC through a sub-advisory agreement with ValMark Advisers, Inc.	0.79%	13.21%	7.68%
Bank Loan	Guggenheim Investments VIF (1)(2) – Series F (Guggenheim Floating Rate Strategies Series) Guggenheim Partners Investment Management, LLC d/b/a Guggenheim Investments	1.18%	11.12%	3.98%	3.40%
Commodities	PIMCO VIT CommodityRealReturn® Strategy Portfolio (1)(2)(3) – M Class PIMCO	1.78%	-8.10%	8.21%	-0.46%
Commodities	Rydex VI Commodities Strategy Fund (2) Security Investors, LLC, which operates under the name of Guggenheim Investments	1.78%	-6.24%	7.44%	-4.79%

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Convertibles	EQ Advisors Trust 1290 VT Convertible Securities Portfolio (1)(2) – Class IB Equitable Investment Management Group, LLC/SSGA Funds Management, Inc.	0.90%	13.73%	9.37%	6.84%
Diversified Emerging Markets	American Funds Insurance Series - New World Fund (1)(2) – Class 4 Shares Capital Research and Management Company	1.07%	15.67%	8.37%	4.43%
Diversified Emerging Markets	Principal VCF Global Emerging Markets Account – Class 1 (closed to new investors with an application signature date of 6/8/19 and later) Principal Global Investors, LLC	1.16%	12.53%	4.18%	2.17%
Emerging Markets Bond	PIMCO VIT Emerging Markets Bond Portfolio (1) – Administrative Class PIMCO	1.27%	11.11%	2.25%	2.78%
Equity Energy	Fidelity VIP Energy Portfolio – Service Class 2 (1) Fidelity Management & Research Co., LLC	0.86%	0.70%	13.36%	2.37%
Equity Precious Metals	VanEck VIP Trust – VanEck VIP Global Gold Fund – Class S (1)(2) Van Eck Associates Corporation	1.45%	10.41%	9.61%	4.61%
Foreign Large Blend	CVT EAFE International Index Portfolio (1)(2)(12) – Class F Calvert Research and Management	0.68%	17.53%	7.61%	3.58%
Foreign Large Blend	Principal VCF Diversified International Account – Class 1 (closed to new investors with an application signature date of 6/8/19 and later) Principal Global Investors, LLC	0.89%	17.45%	8.01%	4.23%
Foreign Large Growth	Fidelity VIP Overseas Portfolio (1) – Service Class 2 Fidelity Management & Research Company	0.98%	20.22%	8.39%	4.48%
Foreign Large Growth	Invesco V.I. EQV International Equity Fund (1) – Series II Shares Invesco Advisers, Inc.	1.15%	17.86%	8.15%	4.07%

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Foreign Large Growth	MFS® International Intrinsic Value Portfolio (1)(2) – Service Class MFS	1.14%	17.37%	8.31%	6.66%
Global Allocation	American Funds Insurance Series - Managed Risk International Fund (1)(2)(3) – Class P2 Shares Capital Research and Management Company through a sub-advisory agreement with Milliman Financial Risk Management LLC	1.10%	6.22%	0.79%	0.24%
Global Bond	Franklin Templeton VIP Trust – Templeton Global Bond VIP Fund (1)(2) – Class 4 Franklin Advisers, Inc	0.85%	2.82%	-2.23%	-0.76%
Global Large-Stock Blend	EQ Advisors Trust 1290 VT Smartbeta Equity ESG Portfolio (1)(2) – Class IB Equitable Investment Management Group, LLC/AXA Investment Managers US Inc	1.10%	16.49%	11.53%	8.52%
Global Large-Stock Growth	Janus Henderson Global Sustainable Equity Portfolio (1)(2) – Service Shares Janus Henderson Investors US LLC	1.12%	23.24%
Global Real Estate	Franklin Templeton VIP Trust – Franklin Global Real Estate VIP Fund (1)(2) – Class 2 Franklin Advisors, Inc	1.25%	11.43%	3.88%	3.78%
Global Small/Mid Stock	ALPS Global Opportunity Portfolio (1)(2) – Class III ALPS Advisors, Inc	2.41%	28.80%	11.63%
Global Small/Mid Stock	American Funds Insurance Series – Global Small Capitalization Fund (1)(2) – Class 4 Shares Capital Research and Management Company	1.16%	15.79%	8.03%	5.51%
Health	Fidelity VIP Health Care Portfolio – Service Class 2 (1) Fidelity Management & Research Co., LLC	0.84%	4.01%

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Health	Invesco V.I. Health Care Fund (1) – Series II Shares (closed to new investors with an application signature date of 6/4/2022 and later) Invesco Advisers, Inc.	1.23%	2.77%	8.49%	6.60%
High Yield Bond	PIMCO VIT High Yield Portfolio (1) – Administrative Class PIMCO	0.77%	12.22%	4.83%	4.15%
Inflation-Protected Bond	LVIP American Century Inflation Protection Fund (1)(2) – Service Class Lincoln Financial Investments Corporation sub-advised by American Century Investment Management, Inc.	0.77%	3.40%	2.65%	1.90%
Intermediate Government	Franklin Templeton VIP Trust – Franklin U.S. Government Securities VIP Fund (1) – Class 2 Franklin Advisers, Inc.	0.77%	4.47%	0.22%	0.73%
Intermediate Government	Principal VCF Government & High Quality Bond Account – Class 1 (closed to new investors with an application signature date of 6/8/19 and later) Principal Global Investors, LLC	0.53%	4.64%	-0.06%	1.01%
Intermediate-Term Bond	CVT Investment Grade Bond Index Portfolio (1)(2)(10) – Class F Ameritas Investment Partners, Inc. through a sub-advisory agreement with Calvert Research and Management	0.57%	5.22%	0.81%	1.48%
Intermediate-Term Bond	Janus Henderson Series Flexible Bond Portfolio (1)(2) – Service Shares Janus Henderson Investors US LLC	0.82%	5.29%	1.55%	1.66%
Intermediate-Term Bond	PIMCO VIT Total Return Portfolio (1) – Administrative Class PIMCO	0.75%	5.93%	1.08%	1.71%
Intermediate-Term Bond	Principal VCF Core Plus Bond Account – Class 1 (closed to new investors with an application signature date of 6/8/19 and later) Principal Global Investors, LLC	0.50%	5.34%	1.61%	2.01%

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Large Blend	American Funds Insurance Series – Growth-Income Fund (1)(14) – Class 4 Shares Capital Research and Management Company	0.78%	25.82%	13.08%	10.63%
Large Blend	EQ Advisors Trust 1290 VT Socially Responsible Portfolio (1) – Class IB Equitable Investment Management Group, LLC/BlackRock Investment Management, LLC	0.92%	27.50%	15.12%	11.32%
Large Blend	Franklin Templeton VIP Trust – Franklin Rising Dividends VIP Fund (1)(2) – Class 4 Franklin Advisers, Inc.	1.00%	11.99%	13.64%	10.12%
Large Blend	Neuberger Berman AMT Sustainable Equity Portfolio (1) – S Class Shares Neuberger Berman Investment Advisers LLC	1.16%	26.57%	13.69%	9.74%
Large Blend	Principal VCF LargeCap S&P 500 Index Account (1) – Class 2 Principal Global Investors, LLC	0.46%	25.68%	15.10%	11.44%
Large Blend	Principal VCF Principal Capital Appreciation Account (1) – Class 2 Principal Global Investors, LLC	0.90%	24.85%	15.74%	11.61%
Large Blend	Principal VCF U.S. LargeCap Buffer April Account – Class 2 (1)(2)(3)(4)(5)(6) Principal Global Investors, LLC	1.03%
Large Blend	Principal VCF U.S. LargeCap Buffer January Account – Class 2 (1)(2)(3)(5)(6) Principal Global Investors, LLC	1.03%	19.42%
Large Blend	Principal VCF U.S. LargeCap Buffer July Account – Class 2 (1)(2)(3)(5)(6) Principal Global Investors, LLC	1.00%	18.23%
Large Blend	Principal VCF U.S. LargeCap Buffer October Account – Class 2 (1)(2)(3)(5)(6) Principal Global Investors, LLC	1.01%	19.45%
Large Growth	Fidelity VIP Contrafund® Portfolio (1) – Service Class 2 Fidelity Management & Research Co., LLC	0.81%	33.12%	16.36%	11.33%

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Large Growth	Principal VCF Blue Chip Account (1)(2) – Class 3 Principal Global Investors, LLC	1.05%	39.09%
Large Growth	Principal VCF LargeCap Growth Account I (2) – Class 1 (closed to new investors with an application signature date of 6/8/19 and later) Principal Global Investors, LLC/Brown Advisory, LLC & T. Rowe Price Associates, Inc.	0.69%	40.34%	15.66%	13.01%
Large Growth	CVT Nasdaq 100 Index Portfolio (1)(2)(9) – Class F Ameritas Investment Partners, Inc. through a sub-advisory agreement with Calvert Research and Management	0.73%	54.02%	21.79%	17.05%
Large Growth	Rydex VI NASDAQ 100 Fund (2) (closed to new investors with an application signature date of 6/4/2022 and later) Security Investors, LLC, which operates under the name of Guggenheim Investments	1.77%	53.22%	20.24%	15.86%
Large Growth	T. Rowe Price Blue Chip Growth Portfolio (1)(2) – II T. Rowe Price Associates, Inc.	1.00%	48.96%	13.22%	12.03%
Large Value	LVIP American Century Value Fund (1)(2) – Service Class Lincoln Financial Investments Corporation sub-advised by American Century Investment Management, Inc.	0.86%	9.02%	11.71%	8.36%
Large Value	American Funds Insurance Series – Washington Mutual Investors Fund (1)(2) – Class 4 Shares Capital Research and Management Company	0.77%	16.97%	12.33%	9.64%
Large Value	Principal VCF Equity Income Account (1) – Class 2 Principal Global Investors, LLC	0.74%	10.93%	10.58%	8.94%
Market Neutral	The Merger Fund VL (2) Virtus Investment Advisers, Inc.	1.62%	4.34%	3.94%	3.21%

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Mid-Cap Blend	BlackRock Advantage SMID Cap V.I. Fund (1)(2) – Class III BlackRock Investment Management, LLC.	0.80%	18.63%	11.52%	8.28%
Mid-Cap Blend	BNY Mellon IP MidCap Stock Portfolio (1)(2) – Service Shares BNY Mellon Investment Adviser, Inc. through a sub-advisory agreement with Mellon Investments Corporation.	1.05%	17.99%	10.42%	7.17%
Mid-Cap Blend	CVT S&P MidCap 400 Index Portfolio (1)(2)(13) – Class F Ameritas Investment Partners, Inc. through a sub-advisory agreement with Calvert Research and Management	0.53%	15.89%	12.06%	8.66%
Mid-Cap Blend	Fidelity VIP Mid Cap Portfolio (1) – Service Class 2 Fidelity Management & Research Co., LLC	0.82%	14.80%	12.17%	7.85%
Mid-Cap Blend	Goldman Sachs VIT – Goldman Sachs Mid Cap Value Fund (1)(2) – Service Shares Goldman Sachs Asset Management, L.P.	1.09%	11.11%	13.06%	7.82%
Mid-Cap Growth	Janus Henderson Series Enterprise Portfolio (1)(14) – Service Shares Janus Henderson Investors US LLC	0.97%	17.78%	13.14%	11.82%
Mid-Cap Growth	Neuberger Berman AMT Mid-Cap Growth Portfolio (1)(2) – Class S Neuberger Berman Investment Advisers, LLC	1.11%	17.96%	11.86%	8.69%
Mid-Cap Growth	Principal VCF MidCap Account (1) – Class 2 Principal Global Investors, LLC	0.80%	25.74%	15.31%	11.58%
Money Market	Fidelity VIP Government Money Market Portfolio (1) – Service Class 2 Fidelity Management & Research Co., LLC	0.52%	4.79%	1.66%	1.05%
Multialternative	DWS Alternative Asset Allocation VIP (1)(3) – Class B RREEF America L.L.C. through a sub-advisory agreement with DWS Investment Management Americas Inc.	1.21%	5.67%	5.70%	2.63%

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Multialternative	Goldman Sachs VIT – Goldman Sachs Multi-Strategy Alternatives Portfolio (1)(2)(3) – Service Shares Goldman Sachs Asset Management, L.P.	1.21%	7.77%	4.16%
Multialternative	Guggenheim Investments VIF Global Managed Futures Strategy Fund (2) Security Investors, LLC, which operates under the name of Guggenheim Investments	2.05%	3.80%	5.28%	1.87%
Multialternative	Guggenheim Investments VIF Long Short Equity Fund Security Investors, LLC, which operates under the name of Guggenheim Investments	1.92%	12.75%	5.76%	3.32%
Multialternative	Guggenheim Investments VIF Multi-Hedge Strategies Fund (2) Security Investors, LLC, which operates under the name of Guggenheim Investments	1.75%	4.37%	4.21%	2.52%
Natural Resources	Rydex VI Basic Materials Fund (2) Security Investors, LLC, which operates under the name of Guggenheim Investments	1.79%	8.97%	11.97%	6.49%
Natural Resources	VanEck VIP Trust – VanEck VIP Global Resources Fund (1) – Class S Van Eck Associates Corporation	1.36%	-3.84%	10.34%	-1.26%
Real Estate	Principal VCF Real Estate Securities Account (1) – Class 2 Principal Real Estate Investors, LLC with a sub-advisory agreement with Principal Global Investors, LLC	1.05%	13.01%	8.24%	8.44%
Short-Term Fixed Income	Columbia VP – Limited Duration Credit Fund (1)(2) – Class 2 Columbia Management Investment Advisors, LLC	0.66%	6.66%	2.36%	1.65%
Short-Term Fixed Income	PIMCO VIT Low Duration Portfolio (1) – Advisor Class PIMCO	0.79%	4.87%	0.88%	0.82%

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Short-Term Fixed Income	Principal VCF Short-Term Income Account – Class 1 (closed to new investors with an application signature date of 6/8/19 and later) Principal Global Investors, LLC	0.43%	5.60%	1.84%	1.72%
Small Blend	CVT Russell 2000 Small Cap Index Portfolio (1)(2)(11) – Class F Ameritas Investment Partners, Inc. through a sub-advisory agreement with Calvert Research and Management	0.59%	16.36%	9.47%	6.53%
Small Blend	EQ Advisors Trust 1290 VT GAMCO Small Company Value Portfolio (1) – Class IB Equitable Investment Management Group, LLC/GAMCO Asset Management, Inc	1.06%	21.04%	12.82%	7.94%
Small Blend	Goldman Sachs VIT – Goldman Sachs Small Cap Equity Insights Fund (1)(2) – Service Shares Goldman Sachs Asset Management, L.P.	1.07%	18.95%	9.76%	7.53%
Small Blend	Principal VCF SmallCap Account (1) – Class 2 Principal Global Investors, LLC	1.10%	15.39%	11.13%	7.55%
Small Growth	ClearBridge Variable Small Cap Growth Portfolio (1) – Class II Shares Franklin Templeton Fund Adviser, LLC	1.05%	8.12%	9.29%	7.62%
Small Growth	EQ Advisors Trust 1290 VT Micro Cap Portfolio (1)(2) – Class IB Equitable Investment Management Group, LLC/Lord, Abbett & Co. LLC/BlackRock Investment Management, LLC	1.15%	7.62%	11.41%
Small Growth	MFS® New Discovery Series (1)(2) – Service Class MFS	1.12%	14.25%	10.81%	7.41%
Small Value	Columbia VP – Small Cap Value Fund (1)(2) – Class 2 Columbia Management Investment Advisors, LLC	1.11%	21.67%	13.39%	8.40%

Type	Portfolio Advisor/Sub-advisor	Current Expenses (Net)	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Small Value	DWS Small Mid Cap Value VIP (1)(2) – Class B DWS Investment Management Americas Inc.	1.17%	14.59%	8.38%	5.12%
Technology	Janus Henderson Series Global Technology and Innovation Portfolio (1) – Service Shares Janus Henderson Investors US LLC	0.97%	54.27%	20.05%	16.86%
Utilities	MFS® Utilities Series (1)(2) – Service Class MFS	1.04%	-2.33%	8.05%	6.13%
(1)    This underlying mutual fund pays 12b-1 fees to PSI.
(2)    This reflects an expense reimbursement and/or fee waiver arrangement that is in place and reported in the underlying mutual fund’s registration statement. This agreement may be terminated in the future and, therefore, the expense figures shown reflect temporary fee reductions.
(3)    This underlying mutual fund is a fund of funds. The fund of funds expenses may be higher than other fund types because the expenses of the selected fund include the expenses of the funds it holds.
(4)    This Fund is not showing Average Annual Total Returns because operation of the Fund is less than a year old and will not have annual returns for the years shown.
(5)    This underlying mutual fund is not available in the state of New York.
(6)    This underlying mutual fund may not be available through all broker-dealers.
(7)    Effective June 1, 2024, the Principal VCF Diversified Balanced Managed Volatility Account will be known as the Principal VCF Diversified Balanced Strategic Allocation Account.
(8)    Effective June 1, 2024, the Principal VCF Diversified Growth Managed Volatility Account will be known as the Principal VCF Diversified Growth Strategic Allocation Account.
(9)    Effective June 1, 2024, the Calvert VP Nasdaq 100 Index Portfolio will be known as the CVT Nasdaq 100 Index Portfolio.
(10)    Effective June 1, 2024, the Calvert VP Investment Grade Bond Index Portfolio will be known as the CVT Investment Grade Bond Index Portfolio.
(11)    Effective June 1, 2024, the Calvert VP Russell 2000 Small Cap Index Portfolio will be known as the CVT Russell 2000 Small Cap Index Portfolio.
(12)    Effective June 1, 2024, the Calvert VP EAFE International Index Portfolio will be known as the CVT EAFE International Index Portfolio.
(13)    Effective June 1, 2024, the Calvert VP S&P MidCap 400Index Portfolio will be known as the CVT S&P MidCap 400 Index Portfolio.
(14)    Investment Option will be available on June 1, 2024.